Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800 J. Duncan Smith, CFO 610-526-2466

Bryn Mawr Bank Corporation Reports Another Record Quarter,

Driven By Solid Loan Growth And Stable Interest Margin, Increases

Quarterly Dividend to $0.18, Wealth Assets Exceed $7 Billion

BRYN MAWR, Pa., October 24, 2013 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $6.4 million and diluted earnings per share of $0.47 for the three months ended September 30, 2013, as compared to net income of $5.4 million and diluted earnings per share of $0.41 for the same period in 2012. Net income for the three months ended September 30, 2013 included pre-tax due diligence and merger-related expenses of $328 thousand as compared to $316 thousand for the same period in 2012.

Significant factors contributing to the results for the three months ended September 30, 2013, as compared to the same period in 2012, included increases in net interest income and wealth management revenues, which were partially offset by decreases in gains on sale of residential mortgage loans and investment securities available for sale.

For the nine months ended September 30, 2013, net income of $18.0 million was a $2.2 million increase from the $15.8 million recorded for the same period in 2012. Diluted earnings per share for the nine months ended September 30, 2013 increased $0.13, to $1.33, from $1.20 for the same period last year.

Ted Peters, Chairman and Chief Executive Officer, commented, “We are pleased with the Corporation’s quarterly and year-to-date financial performance.” Mr. Peters continued, “We anticipate that continued strong loan growth in the fourth quarter, along with consistent revenue from our Wealth Management Division, will produce a strong finish to 2013.”

On October 24, 2013, the Board of Directors of the Corporation declared a quarterly dividend of $0.18 per share, an increase of $0.01, or 5.9%, from the previous quarter’s dividend. The dividend is payable December 1, 2013 to shareholders of record as of November 6, 2013.

“We are very proud of our record for consistently paying dividends to our shareholders. The increase in our dividend is a reflection of the confidence which the Board has in the future growth and profitability of the Corporation”, said Mr. Peters.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – 3rd Quarter 2013 Compared to the 3rd Quarter 2012

The overall results for the three months ended September 30, 2013, as compared to the same period in 2012, were affected by the November 2012 purchase of deposits, loans and a branch location from First Bank of Delaware (“FBD”).

•	Net income of $6.4 million for the three months ended September 30, 2013 increased $976 thousand, or 18.0%, from $5.4 million for the same period in 2012.

•

Net interest income for the three months ended September 30, 2013 was $18.5 million, an increase of $2.6 million, or 16.2%, from $15.9 million for the same period in 2012. The increase in net interest income between the periods was largely the result of a $160.6 million, or 12.3%, increase in average portfolio loans. This increase was partially related to loans acquired from FBD, which totaled $62.9 million as of September 30, 2013. In addition, the prepayment of $22.5 million of subordinated debt during the third and fourth quarters of 2012 and $20.0 million of Federal Home Loan Bank (“FHLB”) borrowings in the first quarter of 2013, along with the 13 basis point decline in rate paid on deposits, contributed significantly to the $843 thousand decrease in interest expense for the three months ended September 30, 2013, as compared to the same period in 2012.

•

Non-interest income for the three months ended September 30, 2013 decreased $861 thousand as compared to the same period in 2012. Contributing factors to this decrease include a $1.3 million decrease in the gain on sale of residential mortgage loans and a $416 thousand decline in gain on sale of investment securities available for sale. During the three months ended September 30, 2013, the volume of residential mortgage loans sold to the secondary market dropped significantly, with residential mortgages sold totaling $17.8 million, as compared to $55.0 million during the same period in 2012. While new originations of residential mortgage loans for the 3rd quarter of 2013 totaled $40.4 million, $16.4 million of the originations were jumbo residential mortgage loans which were retained in the portfolio. Partially offsetting these decreases was a $642 thousand increase in revenue from wealth management services for the three months ended September 30, 2013 as compared to the same period in 2012. Wealth Management Division assets under management, administration, supervision and brokerage as of September 30, 2013 were $7.1 billion, an increase of $600 million, or 9.3%, from September 30, 2012. Organic growth due to the success of the division’s strategic initiatives was supplemented by market appreciation and other new business between the dates.

•

Non-interest expense for the three months ended September 30, 2013 increased $434 thousand, to $19.3 million, as compared to $18.9 million for the same period in 2012. Contributing to this increase were a $302 thousand increase in salaries and benefits, a $158 thousand increase in occupancy costs and a $233 thousand increase in other operating expenses between the periods. Salaries and benefits increased primarily as a result of the addition of the branch and lending staff from FBD and the new personnel for our newly-opened full-service branch in Bala Cynwyd, Pennsylvania, which opened at the end of 2012, as well as annual salary increases. Partially offsetting these new personnel costs was the decrease in incentives paid to the residential mortgage originators and other factors. The increased occupancy costs were also related to the additions of FBD and our new branch Bala Cynwyd branch. Decreases in impairment and amortization of mortgage servicing rights totaling $128 thousand, along with the absence of the $188 thousand of early extinguishment of debt expenses, between the periods, partially offset the salary, benefits and occupancy cost increases.

•

The tax-equivalent net interest margin of 4.05% for the three months ended September 30, 2013 was a 27 basis point increase from the 3.78% tax-equivalent net interest margin for the same period in 2012. The increase was the result of a $139.6 million increase in average interest-earning assets, partially offset by a $55.2 million increase in average interest-bearing liabilities between the periods. The tax-equivalent yield earned on average interest-earning assets increased by 5 basis points between periods, while the tax-equivalent rate paid on average interest-bearing liabilities dropped by 28 basis points. The tax-equivalent yield earned on investment securities available for sale increased 14 basis points between periods as rising interest rates caused a slow-down in prepayments of mortgage-related securities. This yield increase was partially offset by a 13 basis point decline in the tax-equivalent yield on portfolio loans. The significant reduction in rate paid on interest-bearing liabilities was related to the prepayment of $22.5 million of subordinated debt during the third and fourth quarters of 2012, as well as the prepayment of $20.0 million of Federal Home Loan Bank (“FHLB”) advances during the first quarter of 2013. Supplementing these reductions in borrowing costs was a 13 basis point drop in rates paid on interest-bearing deposits, which experienced a $78.0 million increase in average balances for the three months ended September 30, 2013, as compared to the same period in 2012.

•

Nonperforming loans and leases of $10.6 million as of September 30, 2013 were 0.71% of total portfolio loans and leases, as compared $14.8 million, or 1.06% of total portfolio loans and leases as of December 31, 2012. This $4.2 million decrease in nonperforming loans was concentrated in the construction, commercial and industrial and home equity segments of the portfolio and was partially the result of $1.8 million of charge-offs of impaired loans, as well as additions of $566 thousand to other real estate owned related to three residential properties. For the three months ended September 30, 2013, the Corporation recorded net loan and lease charge-offs of $376 thousand, as compared to $502 thousand for the same period in 2012. The provision for loan and lease losses for the three month period ended September 30, 2013 was $959 thousand, as compared to $1.0 million for the same period in 2012.

Results of Operations – 3rd Quarter 2013 Compared to the 2nd Quarter 2013

•	Net income of $6.4 million for the three months ended September 30, 2013 increased $149 thousand, or 2.4%, from $6.3 million for the three months ended June 30, 2013.

•

Net interest income for the three months ended September 30, 2013 was $18.5 million, an increase of $610 thousand, or 3.4%, from $17.9 million for the three months ended June 30, 2013. The increase in net interest income between the periods was largely the result of a $36.3 million, or 2.5%, increase in average portfolio loans, partially offset by a 5 basis point decrease in the tax-equivalent yield earned on loans and leases. In addition, the tax-equivalent yield earned on investment securities available for sale increased from 1.22% for the 2nd quarter of 2013 to 1.40% for the 3rd quarter of 2013 as rising interest rates have slowed the rate of prepayments of mortgage-related securities. Also contributing to the increase in net interest income between the 2nd and 3rd quarters of 2013 was a $5.2 million decrease in average interest- bearing liabilities between periods.

•

Non-interest income for the three months ended September 30, 2013 decreased $1.6 million as compared to the three months ended June 30, 2013. Factors contributing to this decrease included a $914 thousand decrease in the gain on sale of residential mortgage loans and a $459 thousand decline in revenue from wealth management services. During the three months ended September 30, 2013, the volume of residential mortgage loans sold dropped significantly, from $46.6 million for the three months ended June 30, 2013, to $17.8 million for the quarter ended September 30, 2013. Rising interest rates played a significant role in this decline, as fewer borrowers refinanced mortgage loans. In addition, $16.4 million of the $40.4 million of residential mortgage loans originated in the 3rd quarter of 2013 were jumbo mortgage loans which were retained in the portfolio. The 5.1% decrease in revenue from wealth management services was primarily related to the tax-related revenue recorded in the 2nd quarter of 2013, which did not recur in the 3rd quarter of 2013. Wealth Management Division assets under management, administration, supervision and brokerage as of September 30, 2013 grew to $7.1 billion, an increase of $228 million, or 3.3%, from June 30, 2013.

•

Non-interest expense for the three months ended September 30, 2013 decreased $1.2 million, to $19.3 million, as compared to $20.5 million for the three months ended June 30, 2013. The decrease between the periods was related to decreases of $316 thousand, $301 thousand and $360 thousand in employee benefits, furniture, fixtures and equipment expense, and due diligence and merger-related expenses, respectively. The reduction in employee benefits expense was related to, among other things, the annual renewal of the Corporation’s medical benefits plan, in which more employees chose to enroll in the lower-cost, high-deductible health plan. The decrease in furniture, fixtures and equipment expense returned the category to a more stable level, as some of the higher computer software and hardware costs recorded in the 2nd quarter of 2013 did not recur in the 3rd quarter of 2013. The decrease in due diligence and merger-related expenses reflected the wind-down of certain merger-related conversion costs associated with the acquisition of Davidson Trust Company as well as the termination, on August 8, 2013, of the merger with MidCoast Community Bancorp.

•

The tax-equivalent net interest margin of 4.05% for the three months ended September 30, 2013 was a 7 basis point increase from the 3.98% tax-equivalent net interest margin for the three months ended June 30, 2013. The increase between periods was primarily the result of a $36.3 million increase in average loans and leases, partially offset by a $24.4 million decrease in average interest-earning deposits with other banks. The resulting 6 basis point increase in tax-equivalent yield earned on interest-earning assets occurred because of the disparity between the yield earned on interest-earning deposits with other banks and that earned on loans and leases.

•

Nonperforming loans and leases of $10.6 million as of September 30, 2013 were 0.71% of total portfolio loans and leases, as compared $10.5 million, or 0.73% of total portfolio loans and leases as of June 30, 2013. For the three months ended September 30, 2013, the Corporation recorded net loan and lease charge-offs of $376 thousand, a significant improvement from the $1.0 million net loan and lease charge-offs recorded in the 2nd quarter of 2013. The provision for loan and lease losses decreased slightly, to $959 thousand, for the three months ended September 30, 2013, as compared to $1.0 million in the previous quarter. Although the level of net loan and lease charge-offs during the quarter declined substantially, the $69.1 million growth in the loan portfolio necessitated this level of provision for loan and lease losses.

Financial Condition – September 30, 2013 Compared to December 31, 2012

•

Deposits of $1.55 billion, as of September 30, 2013, decreased $84.0 million from December 31, 2012. The 5.1% decrease was largely related to a $73.5 million decrease in time deposits between the dates. The Corporation has continued its planned run-off of its higher-rate certificates of deposit.

•

The allowance for loan and lease losses as of September 30, 2013 was $15.0 million, or 1.00% of portfolio loans as compared to $14.4 million, or 1.03% of portfolio loans and leases, as of December 31, 2012.

•

The capital ratios for the Bank and the Corporation, as shown in the table at page 17 below, indicate levels well above the regulatory minimum to be considered “well capitalized.” Additionally, the tangible equity ratios for both the Bank and the Corporation have improved from their December 31, 2012 levels of 7.72% and 7.60%, to 8.32% and 8.30%, respectively, at September 30, 2013. These improvements were primarily the result of increases in retained earnings and issuance of common stock, partially offset by nominal growth in total assets.

•	Total assets as of September 30, 2013 totaled $2.06 billion, an increase of $23.1 million from December 31, 2012.

•

Total portfolio loans and leases of $1.50 billion as of September 30, 2013 increased by $101.6 million from December 31, 2012, with commercial mortgages, commercial and industrial loans, and construction loans comprising the majority of the increase.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 am ET on Friday, October 25, 2013. Interested parties may participate by calling 1-888-317-6016. A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through 9:00 a.m. ET on Monday, November 11, 2013. The number to call for the taped replay is 1-877-344-7529 and the conference number is 10030506.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://services.choruscall.com/links/bmtc131025.html. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Interest income	$19,820	$19,217	$18,855	$18,682	$18,081
Interest expense	1,287	1,294	1,446	1,786	2,130

Net interest income	18,533	17,923	17,409	16,896	15,951
Provision for loan and lease losses	959	1,000	804	1,000	1,000

Net interest income after provision for loan and lease losses	17,574	16,923	16,605	15,896	14,951

Fees for wealth management services	8,635	9,094	8,349	8,365	7,993
Loan servicing and other fees	481	448	451	473	432
Service charges on deposits	627	596	584	654	634
Net gain on sale of residential mortgage loans	578	1,492	1,518	2,424	1,837
Net gain on sale of invertment securities available for sale	—	—	2	283	416
Net loss on sale of other real estate owned	(1)	(141)	(52)	—	(45)
Bank owned life insurance income	72	85	113	98	108
Other operating income	995	1,369	825	873	873

Non-interest income	11,387	12,943	11,790	13,170	12,248

Salaries and wages	9,012	9,086	8,810	8,848	8,703
Employee benefits	1,896	2,212	2,325	2,041	1,903
Net gain on curtailment of nonqualified pension plan	—	(120)	(570)	—	—
Occupancy and bank premises	1,646	1,728	1,750	1,616	1,488
Furniture fixtures and equipment	920	1,221	819	961	935
Advertising	303	380	412	363	267
Net impairment (recovery) of mortgage servicing rights	33	(91)	71	81	105
Amortization of mortgage servicing rights	187	218	212	248	243
Amortization of intangible assets	657	660	661	673	669
FDIC insurance	271	275	258	255	262
Due diligence and merger-related expenses	328	688	714	1,190	316
Professional fees	636	664	575	1,031	609
Early extinguishment of debt - costs and premiums	—	—	347	338	188
Other operating expenses	3,434	3,603	3,851	3,444	3,201

Non-interest expense	19,323	20,524	20,235	21,089	18,889

Income before income taxes	9,638	9,342	8,160	7,977	8,310
Income tax expense	3,237	3,090	2,840	2,673	2,885

Net income	$6,401	$6,252	$5,320	$5,304	$5,425

Per share data:
Weighted average shares outstanding	13,336,799	13,280,624	13,205,538	13,157,295	13,149,050
Dilutive common shares	275,343	227,150	230,413	205,545	146,377

Adjusted weighted average dilutive shares	13,612,142	13,507,774	13,435,951	13,362,840	13,295,427

Basic earnings per common share	$0.48	$0.47	$0.40	$0.40	$0.41
Diluted earnings per common share	$0.47	$0.46	$0.40	$0.40	$0.41
Dividend declared per share	$0.17	$0.17	$0.17	$0.16	$0.16
Effective tax rate	33.6%	33.1%	34.8%	33.5%	34.7%

Bryn Mawr Bank Corporation

Consolidated Statements of Income - (unaudited)

(dollars in thousands, except per share data)

	For The Nine Months Ended September 30,
	2013	2012
Interest income	$57,892	$54,641
Interest expense	4,027	6,802

Net interest income	53,865	47,839
Provision for loan and lease losses	2,763	3,003

Net interest income after provision for loan and lease losses	51,102	44,836
Fees for wealth management services	26,078	21,433
Loan servicing and other fees	1,380	1,303
Service charges on deposits	1,807	1,823
Net gain on sale of residential mortgage loans	3,588	4,311
Net gain on sale of investment securities available for sale	2	1,132
Bank owned life insurance income	270	330
Net loss on sale of other real estate owned	(194)	(86)
Other operating income	3,189	2,970

Non-interest income	36,120	33,216
Salaries and wages	26,908	24,283
Employee benefits	6,433	6,086
Net gain on curtailment of nonqualified pension plan	(690)	—
Occupancy and bank premises	5,124	4,258
Furniture fixtures and equipment	2,960	2,766
Advertising	1,095	946
Net recovery of mortgage servicing rights	13	82
Amortization of mortgage servicing rights	617	718
Amortization of intangible assets	1,978	1,738
FDIC insurance	804	715
Due diligence and merger-related expenses	1,730	1,439
Professional fees	1,875	1,837
Early extinguishment of debt - costs and premiums	347	—
Other operating expenses	10,888	8,944

Non-interest expense	60,082	53,812
Income before income taxes	27,140	24,240
Income tax expense	9,167	8,397

Net income	$17,973	$15,843

Per share data:
Weighted average shares outstanding	13,274,801	13,067,551
Dilutive common shares	244,302	133,799

Adjusted weighted average shares	13,519,103	13,201,350

Basic earnings per common share	$1.35	$1.21
Diluted earnings per common share	$1.33	$1.20
Dividend declared per share	$0.51	$0.48
Effective tax rate	33.8%	34.6%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets - (unaudited)

(dollars in thousands)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Assets
Interest-bearing deposits with banks	$71,203	$95,903	$136,534	$159,483	$23,559
Investment securities - available for sale	319,917	322,961	327,799	316,614	316,644
Investment securities - trading	2,357	2,180	2,168	1,447	1,399
Loans held for sale	1,284	2,207	3,233	3,412	3,420
Portfolio loans:
Consumer	17,572	18,404	18,725	17,666	17,342
Commercial & industrial	303,259	296,073	293,171	291,620	274,351
Commercial mortgages	622,771	587,261	563,431	546,358	472,354
Construction	39,055	28,718	26,135	26,908	22,161
Residential mortgages	291,645	280,687	284,819	288,212	301,054
Home equity lines & loans	187,634	183,006	183,984	194,861	195,315
Leases	38,079	36,770	34,974	32,831	31,136

Total portfolio loans and leases	1,500,015	1,430,919	1,405,239	1,398,456	1,313,713
Earning assets	1,894,776	1,854,170	1,874,973	1,879,412	1,658,735
Cash and due from banks	24,958	14,208	12,013	16,203	13,526
Allowance for loan and lease losses	(15,027)	(14,444)	(14,447)	(14,424)	(13,638)
Premises and equipment	31,436	30,947	31,072	31,170	29,238
Accrued interest receivable	5,703	6,097	6,168	5,955	5,963
Mortgage servicing rights	4,744	4,790	4,593	4,491	4,257
Goodwill	32,843	32,843	32,897	32,897	29,588
Other intangible assets	20,020	20,677	21,337	21,998	22,351
Bank owned life insurance	20,132	20,060	19,975	19,862	19,765
FHLB stock	12,590	13,028	10,663	10,761	10,717
Deferred income taxes	11,955	11,788	10,854	12,303	11,478
Other investments	4,337	4,378	4,347	4,346	4,438
Other assets	10,506	10,980	15,718	10,911	18,111

Total assets	$2,058,973	$2,009,522	$2,030,163	$2,035,885	$1,814,529

Liabilities and shareholders’ equity
Interest-bearing deposits:
Interest-bearing checking	$244,826	$262,316	$263,820	$270,279	$226,206
Money market	548,011	551,750	588,478	559,470	493,829
Savings	137,431	136,307	135,124	129,091	132,402
Wholesale non-maturity deposits	57,195	30,315	32,879	45,162	37,458
Wholesale time deposits	23,127	12,139	11,325	12,421	9,942
Time deposits	145,119	161,146	171,575	218,586	171,498

Total interest-bearing deposits	1,155,709	1,153,973	1,203,201	1,235,009	1,071,335
Non-interest-bearing deposits	394,947	395,742	407,453	399,673	327,214

Total deposits	1,550,656	1,549,715	1,610,654	1,634,682	1,398,549
Long-term FHLB advances and other borrowings	191,645	152,642	148,636	161,315	155,416
Short-term borrowings	75,588	71,768	38,362	9,402	19,029
Subordinated debentures	—	—	—	—	15,000
Other liabilities	23,323	22,929	22,343	26,921	25,280
Shareholders’ equity	217,761	212,468	210,168	203,565	201,255

Total liabilities and shareholders’ equity	$2,058,973	$2,009,522	$2,030,163	$2,035,885	$1,814,529

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Assets
Interest-bearing deposits with banks	$35,589	$59,981	$117,372	$91,234	$53,767
Investment securities - available for sale	324,418	325,729	323,247	311,372	328,051
Investment securities - trading	2,182	2,168	1,695	1,400	1,343
Loans held for sale	867	2,233	2,645	4,047	2,972
Portfolio loans and leases	1,463,492	1,425,836	1,401,038	1,341,826	1,300,811

Earning assets	1,826,548	1,815,947	1,845,997	1,749,879	1,686,944
Cash and due from banks	12,497	12,876	13,287	14,817	12,922
Allowance for loan and lease losses	(14,653)	(14,625)	(14,693)	(14,063)	(13,337)
Premises and equipment	31,216	31,254	31,415	30,189	29,077
Goodwill	32,843	32,896	32,897	29,642	29,751
Other intangible assets	20,400	21,055	21,725	22,084	22,580
Bank owned life insurance	20,086	20,005	19,905	19,800	19,695
FHLB stock	12,809	10,430	10,544	10,572	10,717
Deferred income taxes	11,946	10,997	12,183	11,577	11,179
Other assets	21,904	25,296	21,294	23,800	23,275

Total assets	$1,975,596	$1,966,131	$1,994,554	$1,898,297	$1,832,803

Liabilities and shareholders’ equity
Interest-bearing deposits:
Interest-bearing checking	$249,982	$263,842	$266,900	$241,730	$229,853
Money market	559,911	571,327	576,422	516,174	486,798
Savings	135,070	134,485	132,142	132,725	133,315
Wholesale non-maturity deposits	47,804	31,124	38,683	38,932	35,956
Wholesale time deposits	10,911	11,610	11,495	10,689	13,809
Time deposits	152,788	164,247	190,937	190,332	178,711

Total interest-bearing deposits	1,156,466	1,176,635	1,216,579	1,130,582	1,078,442
Non-interest bearing deposits	402,292	391,387	386,881	359,008	330,179

Total deposits	1,558,758	1,568,022	1,603,460	1,489,590	1,408,621
Long-term FHLB advances and other borrowings	163,818	150,578	148,699	159,559	167,251
Short-term borrowings	14,995	13,248	11,978	13,243	13,273
Subordinated debentures	—	—	—	7,283	21,114
Other liabilities	24,904	23,617	26,123	27,175	25,354
Shareholders’ equity	213,121	210,666	204,294	201,447	197,190

Total liabilities and shareholders’ equity	$1,975,596	$1,966,131	$1,994,554	$1,898,297	$1,832,803

Bryn Mawr Bank Corporation

Consolidated Average Balance Sheets - (unaudited)

(dollars in thousands)

	For The Nine Months Ended September 30,
	2013	2012
Assets
Interest bearing deposits with banks	$70,681	$50,033
Investment securities - available for sale	324,469	317,932
Investment securities - trading	2,017	1,442
Loans held for sale	1,909	3,435
Portfolio loans and leases	1,430,351	1,295,700

Earning assets	1,829,427	1,668,542
Cash and due from banks	12,884	12,242
Allowance for loan and lease losses	(14,657)	(13,270)
Premises and equipment	31,294	29,013
Goodwill	32,878	26,890
Intangible assets	21,055	20,611
Bank owned life insurance	19,999	19,588
FHLB stock	11,760	10,824
Deferred income taxes	11,708	12,339
Other assets	22,344	24,298

Total assets	$1,978,692	$1,811,077

Liabilities and shareholders’ equity
Interest-bearing deposits:
Interest-bearing checking	$260,180	$231,262
Money market	569,159	443,654
Savings	133,910	132,958
Wholesale non-maturity deposits	39,238	49,462
Wholesale time deposits	11,337	19,460
Time deposits	169,184	197,607

Total interest-bearing deposits	1,183,008	1,074,403
Non-interest-bearing deposits	393,576	319,767

Total deposits	1,576,584	1,394,170
Long-term FHLB advances and other borrowings	155,412	165,717
Short-term borrowings	12,429	13,244
Subordinated debentures	—	22,035
Other liabilities	24,874	24,508
Shareholders’ equity	209,393	191,403

Total liabilities and shareholders’ equity	$1,978,692	$1,811,077

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Asset Quality Data
Nonaccrual loans and leases	$10,613	$10,489	$12,098	$14,040	$13,846
90 days or more past due loans, still accruing	—	—	728	728	—

Nonperforming loans and leases	10,613	10,489	12,826	14,768	13,846
Other real estate owned	1,253	1,205	545	906	412

Total nonperforming assets	$11,866	$11,694	$13,371	$15,674	$14,258

Troubled debt restructurings included in nonperforming assets	$2,628	$2,869	$3,686	$3,106	$3,740
Troubled debt restructurings in compliance with modified terms	8,947	8,157	7,438	8,008	8,379

Total troubled debt restructurings	$11,575	$11,026	$11,124	$11,114	$12,119
Nonperforming loans and leases / portfolio loans & leases	0.71%	0.73%	0.91%	1.06%	1.05%
Nonperforming assets / total assets	0.58%	0.58%	0.66%	0.77%	0.78%
Net loan charge-offs / average loans (annualized)	0.09%	0.29%	0.23%	0.08%	0.16%
Net lease charge-offs (recoveries) / average leases (annualized)	0.73%	0.11%	-0.13%	-0.38%	-0.23%
Net loan and lease charge-offs / average loans and leases (annualized)	0.10%	0.28%	0.22%	0.07%	0.16%
Delinquency rate* - Performing and nonperforming loans and leases 30 days or more past due	0.68%	0.73%	1.23%	1.02%	1.01%
Performing loans and leases - 30-89 days past due	$1,227	$2,328	$4,115	$2,053	$1,954
Delinquency rate* - Performing loans and leases - 30-89 days past due	0.08%	0.16%	0.29%	0.15%	0.15%

* to total loans and leases

Changes in the allowance for loan and lease losses:
Balance, beginning of period	$14,444	$14,447	$14,425	$13,638	$13,140
Charge-offs	(501)	(1,164)	(830)	(450)	(618)
Recoveries	125	161	48	237	116

Net charge-offs	(376)	(1,003)	(782)	(213)	(502)
Provision for loan and lease losses	959	1,000	804	1,000	1,000

Balance, end of period	$15,027	$14,444	$14,447	$14,425	$13,638

Allowance for loan and lease losses / loans and leases	1.00%	1.01%	1.03%	1.03%	1.04%
Allowance for loan and lease losses / nonperforming loans and leases	141.6%	137.7%	112.6%	97.7%	98.5%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Selected ratios (annualized):
Return on average assets	1.29%	1.28%	1.08%	1.11%	1.18%
Return on average shareholders’ equity	11.92%	11.90%	10.56%	10.47%	10.93%
Return on average tangible equity (2)	15.89%	16.00%	14.42%	14.09%	14.89%
Tax-equivalent yield on loans and leases	5.08%	5.13%	5.16%	5.24%	5.21%
Tax-equivalent yield on interest-earning assets	4.33%	4.27%	4.16%	4.27%	4.28%
Cost of interest-bearing funds	0.38%	0.39%	0.43%	0.54%	0.66%
Tax-equivalent net interest margin	4.05%	3.98%	3.85%	3.86%	3.78%
Book value per share	$16.07	$15.71	$15.57	$15.17	$15.02
Tangible book value per share	$12.17	$11.75	$11.55	$11.08	$11.14
Shares outstanding at end of period	13,551,438	13,528,078	13,500,413	13,414,552	13,399,635
Selected data:
Mortgage loans originated	$40,426	$55,066	$65,105	$82,458	$64,455
Residential mortgage loans sold - servicing retained	$17,768	$46,209	$51,414	$71,596	$54,992
Residential mortgage loans sold - servicing released	—	347	189	—	—

Total residential mortgage loans sold	$17,768	$46,556	$51,603	$71,596	$54,992

Yield on loans sold	3.25%	3.20%	2.94%	3.39%	3.34%
Residential mortgage loans serviced for others	$627,058	$623,498	$603,734	$595,317	$583,859
Total wealth assets under management, administration, supervision and brokerage (1)	$7,082,926	$6,854,838	$6,987,974	$6,663,212	$6,482,835

(1)	Brokerage assets represent assets held at a registered broker dealer under a networking agreement.
(2)	Average tangible equity equals average shareholders’ equity minus average goodwill and average other intangible assets.

	For The Nine Months Ended September 30,
	2013	2012
Selected ratios (annualized):
Return on average assets	1.21%	1.17%
Return on average shareholders’ equity	11.48%	11.06%
Return on average tangible equity (1)	15.46%	14.71%
Tax-equivalent yield on loans and leases	5.13%	5.29%
Tax-equivalent yield on interest-earning assets	4.25%	4.40%
Cost of interest-bearing liabilities	0.40%	0.71%
Tax-equivalent net interest margin	3.96%	3.85%
Selected data:
Residential mortgage loans originated	$160,597	$171,267
Residential mortgage loans sold - servicing retained	$115,391	$129,756
Residential mortgage loans sold - servicing released	536	3,461

Total residential mortgage loans sold	$115,927	$133,217

(1)	Average tangible equity equals average shareholders’ equity minus average goodwill and average other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data - (unaudited)

(dollars in thousands, except per share data)

Investment Portfolio - Available for Sale	As of September 30, 2013			As of December 31, 2012
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)
U.S. Treasury securities	$102	$101	$(1)	$—	$—	$—
Obligations of the U.S. Government and agencies	92,128	90,944	(1,184)	73,183	73,872	689
State & political subdivisions	40,273	40,065	(208)	30,243	30,384	141
Mortgage-backed securities	123,161	124,283	1,122	128,537	131,826	3,289
Collateralized mortgage obligations	47,412	47,323	(89)	62,116	62,703	587
Other debt securities	2,400	2,399	(1)	1,900	1,900	—
Bond mutual funds	11,456	11,458	2	11,456	11,527	71
Investment CDs	1,211	1,213	2	2,350	2,364	14
Other investments	1,887	2,131	244	1,962	2,038	76

Total investment portfolio available for sale	$320,030	$319,917	$(113)	$311,747	$316,614	$4,867

Capital Ratios	Regulatory Minimum To Be Well Capitalized	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Bryn Mawr Trust Company
Tier I capital to risk weighted assets (“RWA”)	6.00%	11.36%	11.58%	11.52%	11.20%	11.99%
Total (Tier II) capital to RWA	10.00%	12.33%	12.55%	12.51%	12.20%	14.09%
Tier I leverage ratio	5.00%	9.22%	9.07%	8.70%	8.84%	9.23%
Tangible equity ratio	N/A	8.32%	8.29%	8.11%	7.72%	8.85%

Bryn Mawr Bank Corporation
Tier I capital to RWA	6.00%	11.33%	11.47%	11.33%	11.02%	11.64%
Total (Tier II) capital to RWA	10.00%	12.30%	12.44%	12.32%	12.02%	13.74%
Tier I leverage ratio	5.00%	9.22%	9.00%	8.58%	8.72%	8.98%
Tangible equity ratio	N/A	8.30%	8.21%	7.98%	7.60%	8.58%

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax-Equivalent Interest Income and Expense and Tax-Equivalent Yields - (unaudited)

	For The Three Months Ended
	September 30, 2013			June 30, 2013			March 31, 2013			December 31, 2012			September 30, 2012
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$35,589	$21	0.23%	$59,981	$41	0.27%	$117,372	$69	0.24%	$91,234	$41	0.18%	$53,767	$34	0.25%
Investment securities - available for sale:
Taxable	284,558	988	1.38%	287,287	846	1.18%	289,097	889	1.25%	286,889	897	1.24%	309,570	960	1.23%
Tax-exempt	39,860	159	1.58%	38,442	146	1.52%	34,150	125	1.48%	24,483	102	1.66%	18,481	82	1.77%

Investment securities - available for sale	324,418	1,147	1.40%	325,729	992	1.22%	323,247	1,014	1.27%	311,372	999	1.28%	328,051	1,042	1.26%
Investment securities - trading	2,182	7	1.27%	2,168	13	2.41%	1,695	16	3.83%	1,400	16	4.55%	1,343	5	1.48%
Loans and leases *	1,464,359	18,755	5.08%	1,428,069	18,277	5.13%	1,403,683	17,854	5.16%	1,345,873	17,721	5.24%	1,303,783	17,089	5.21%

Total interest-earning assets	1,826,548	19,930	4.33%	1,815,947	19,323	4.27%	1,845,997	18,953	4.16%	1,749,879	18,777	4.27%	1,686,944	18,170	4.28%
Cash and due from banks	12,497			12,876			13,287			14,817			12,922
Less allowance for loan and lease losses	(14,653)			(14,625)			(14,693)			(14,063)			(13,337)
Other assets	151,204			151,933			149,963			147,664			146,274

Total assets	$1,975,596			$1,966,131			$1,994,554			$1,898,297			$1,832,803

Liabilities:
Savings, NOW and market rate deposits	$944,963	$419	0.18%	$969,654	$445	0.18%	$975,464	$479	0.20%	$890,629	$557	0.25%	$849,966	$567	0.27%
Wholesale deposits	58,715	55	0.37%	42,734	44	0.41%	50,178	54	0.44%	49,621	58	0.47%	49,765	55	0.44%
Time deposits	152,788	165	0.43%	164,247	205	0.50%	190,937	242	0.51%	190,332	290	0.61%	178,711	316	0.70%

Total interest-bearing deposits	1,156,466	639	0.22%	1,176,635	694	0.24%	1,216,579	775	0.26%	1,130,582	905	0.32%	1,078,442	938	0.35%
Subordinated debentures	—	—	—%	—	—	—%	—	—	—%	7,283	79	4.32%	21,114	271	5.11%
Short-term borrowings	14,995	5	0.13%	13,358	4	0.12%	11,978	4	0.14%	13,243	3	0.09%	13,273	4	0.12%
Long-term FHLB advances and other borrowings	163,818	643	1.56%	150,468	596	1.59%	148,699	667	1.82%	159,559	798	1.99%	167,251	918	2.18%

Total Borrowings	178,813	648	1.44%	163,826	600	1.47%	160,677	671	1.69%	180,085	880	1.94%	201,638	1,193	2.35%
Total interest-bearing liabilities	1,335,279	1,287	0.38%	1,340,461	1,294	0.39%	1,377,256	1,446	0.43%	1,310,667	1,785	0.54%	1,280,080	2,131	0.66%
Noninterest-bearing deposits	402,292			391,387			386,881			359,008			330,179
Other liabilities	24,904			23,617			26,123			27,175			25,100

Total noninterest-bearing liabilities	427,196			415,004			413,004			386,183			355,279
Total liabilities	1,762,475			1,755,465			1,790,260			1,696,850			1,635,359
Shareholders’ equity	213,121			210,666			204,294			201,447			197,444

Total liabilities and shareholders’ equity	$1,975,596			$1,966,131			$1,994,554			$1,898,297			$1,832,803

Interest income to earning assets			4.33%			4.27%			4.16%			4.27%			4.28%
Net interest spread			3.95%			3.88%			3.73%			3.73%			3.62%
Effect of noninterest-bearing sources			0.10%			0.10%			0.12%			0.13%			0.16%

Tax-equivalent net interest income/ margin on earning assets		$18,643	4.05%		$18,029	3.98%		$17,507	3.85%		$16,992	3.86%		$16,039	3.78%

Tax-equivalent adjustment		$110	0.02%		$106	0.02%		$98	0.03%		$96	0.02%		$88	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Average Balances and Tax-Equivalent Interest Income and Expense and Tax-Equivalent Yields

	For The Nine Months Ended September 30,
	2013			2012
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$70,681	131	0.25%	$50,033	86	0.23%
Investment securities available for sale:					—	%
Taxable	286,964	2,721	1.27%	303,865	3,166	1.39%
Tax-exempt	37,505	429	1.53%	14,067	198	1.88%

Investment securities - available for sale	324,469	3,150	1.30%	317,932	3,364	1.41%
Investment securities - trading	2,017	23	1.52%	1,442	21	1.94%
Loans and leases *	1,432,260	54,902	5.13%	1,299,135	51,419	5.27%

Total interest earning assets	1,829,427	58,206	4.25%	1,668,542	54,890	4.38
Cash and due from banks	12,884			12,242
Less allowance for loan and lease losses	(14,657)			(13,270)
Other assets	151,038			143,563

Total assets	$1,978,692			$1,811,077

Liabilities:
Savings, NOW and market rate deposits	$963,249	$1,343	0.19%	$807,874	$1,712	0.28%
Wholesale deposits	50,575	153	0.40%	68,922	199	0.38%
Time deposits	169,184	613	0.48%	197,607	1,217	0.82%

Total interest-bearing deposits	$1,183,008	2,109	0.24%	$1,074,403	3,128	0.39%
Long-term FHLB advances and other borrowings	155,412	1,907	1.64%	165,717	2,808	2.26%
Short-term borrowings	12,429	11	0.12%	13,244	14	0.14%
Subordinated debt	—	—	%	22,035	852	5.15%

Total Borrowings	167,841	1,918	1.53%	200,996	3,674	2.43%
Total interest-bearing liabilities	1,350,849	4,027	0.40%	1,275,399	6,802	0.71%
Noninterest-bearing deposits	393,576			319,767
Other liabilities	24,874			24,508

Total noninterest-bearing liabilities	418,450			344,275
Total liabilities	1,769,299			1,619,674
Shareholders’ equity	209,393			191,403

Total liabilities and shareholders’ equity	$1,978,692			$1,811,077

Interest income to earning assets			4.25%			4.38%
Net interest spread			3.85%			3.67%
Effect of noninterest-bearing sources			0.11%			0.17%

Tax-equivalent net interest income/ margin on earning assets		$54,179	3.96%		$48,088	3.84%

Tax-equivalent adjustment		$314	0.02%		$248	0.02%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.